June 2023

Pricing Supplement No. 9,426

Registration Statement Nos. 333-250103; 333-250103-01

Dated June 23, 2023

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide a minimum payment at maturity of only 30% of the stated principal amount. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the closing price of each of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund is at or above 70% of its respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. However, if the closing price of any of the underlying shares is less than its coupon threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date, for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon and the contingent quarterly coupons with respect to any prior observation date for which a contingent quarterly coupon was not paid. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 30% from its respective initial share price, investors will receive the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from any prior observation dates. If, however, the final share price of any of the underlying shares has decreased by more than the buffer amount of 30% from its respective initial share price, investors will lose 1% of principal for every 1% decline in the final share price of the worst performing of the underlying shares from its initial share price beyond the buffer amount of 30%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. Accordingly, investors in the securities must be willing to accept the risk of losing up to 70% of their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 1.5-year term of the securities. Because all payments on the securities are based on the worst performing of the underlying shares, a decline of more than 30% by any of the underlying shares will result in few or no contingent coupon payments or a loss of your investment, even if one or both of the other underlying shares have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of three underlying shares and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire 1.5-year term. Investors will not participate in any appreciation of any of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	SPDR® S&P® Biotech ETF (the “XBI Shares”), Utilities Select Sector SPDR® Fund (the “XLU Shares”) and Energy Select Sector SPDR® Fund (the “XLE Shares”)
Aggregate principal amount:	$535,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	June 23, 2023
Original issue date:	June 28, 2023 (3 business days after the pricing date)
Maturity date:	December 27, 2024
Contingent quarterly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.50% per annum for each interest payment period for each applicable observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing price of any of the underlying shares is less than its respective coupon threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing price of each of the underlying shares on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the closing price of each of the underlying shares on the related observation date is greater than or equal to its respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the closing price of any of the underlying shares is less than its respective coupon threshold level on each subsequent observation date. If the closing price of any of the underlying shares is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 1.5-year term of the securities.

Payment at maturity:	If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

●If the final share price of each of the underlying shares is greater than or equal to 70% of its respective initial share price, meaning that the final share price of each of the underlying shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 30% from its respective initial share price:

the stated principal amount plus the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates.

●If final share price of any of the underlying shares is less than 70% of its respective initial share price, meaning that the final share price of any of the underlying shares has decreased by more than the buffer amount of 30% from its respective initial share price:

$1,000 + [$1,000 x (share percent change of the worst performing underlying shares + 30%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $300 per security.

Minimum payment at maturity:	$300 per security (30% of the stated principal amount)
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$988.70 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us (3)
Per security	$1,000	$6.50	$993.50
Total	$535,000	$3,477.50	$531,522.50

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $993.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(3)See “Use of proceeds and hedging” on page 37.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020       Index Supplement dated November 16, 2020       Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

If, on any redemption determination date, beginning on September 25, 2023, the closing price of each of the underlying shares is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the closing price of any of the underlying shares is below the respective initial share price for such underlying shares on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Redemption determination dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Beginning on September 28, 2023, quarterly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Coupon threshold level:

With respect to the XBI Shares: $59.584, which is 70% of its initial share price

With respect to the XLU Shares: $45.521, which is 70% of its initial share price

With respect to the XLE Shares: $54.152, which is 70% of its initial share price

Buffer amount:

With respect to each of the underlying shares, 30%. As a result of the buffer amount of 30%, the level at or above which each of the underlying shares must close on the final observation date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the XBI Shares: $59.584, which is 70% of its initial share price

With respect to the XLU Shares: $45.521, which is 70% of its initial share price

With respect to the XLE Shares: $54.152, which is 70% of its initial share price

Initial share price:

With respect to the XBI Shares: $85.12, which is its closing price on the pricing date

With respect to the XLU Shares: $65.03, which is its closing price on the pricing date

With respect to the XLE Shares: $77.36, which is its closing price on the pricing date

Final share price:	With respect to each of the underlying shares, the respective closing price on the final observation date
Closing price:	With respect to each of the underlying shares, on any trading day, the respective closing price for such underlying shares on such trading day
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share percent change:	With respect to each of the underlying shares: (final share price - initial share price) / initial share price
Coupon payment dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to the observation date immediately prior to the scheduled maturity date as the final observation date.

Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
CUSIP / ISIN:	61775HBV8 / US61775HBV87
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
September 25, 2023	September 28, 2023
December 26, 2023	December 29, 2023
March 25, 2024	March 28, 2024
June 24, 2024	June 27, 2024
September 23, 2024	September 26, 2024
December 23, 2024 (final observation date)	December 27, 2024 (maturity date)

June 2023 Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due December 27, 2024 All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date. However, if the closing price of any of the underlying shares is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period. If the closing price of each of the underlying shares is at or above its coupon threshold level on any subsequent observation date, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from any prior observation dates. If the closing price of any of the underlying shares is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupon for the entire 1.5-year term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. In addition, if the securities have not been automatically called prior to maturity and the final share price of any of the underlying shares has declined by more than the buffer amount of 30% from its respective initial share price, investors will lose 1% of principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 30%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. Accordingly, investors in the securities must be willing to accept the risk of losing up to 70% of their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire 1.5-year term of the securities.

Maturity:	Approximately 1.5 years
Contingent quarterly coupon:

A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.50% per annum for each interest payment period for each applicable observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing price of any of the underlying shares is less than its respective coupon threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing price of each of the underlying shares on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the closing price of each of the underlying shares on the related observation date is greater than or equal to its respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the closing price of any of the underlying shares is less than its respective coupon threshold level on each subsequent observation date. If the closing price of any of the underlying shares is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 1.5-year term of the securities.

Automatic early	If the closing price of each of the underlying shares is greater than or equal to its

June 2023 Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

redemption:

initial share price on any quarterly redemption determination date, beginning on September 25, 2023, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final share price of each of the underlying shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 30% from its respective initial share price, investors will receive the stated principal amount plus the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates.

If the final share price of any of the underlying shares has decreased by more than the buffer amount of 30% from its respective initial share price, investors will lose 1% of principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 30%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. However, under no circumstances will the securities pay less than the minimum payment at maturity of $300 per security. No quarterly coupon will be payable at maturity, and investors will not receive payment of the previously unpaid contingent quarterly coupons. Accordingly, investors in the securities must be willing to accept the risk of losing up to 70% of their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $988.70.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon threshold levels and the buffer amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market,

June 2023 Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

June 2023 Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any previously unpaid contingent quarterly coupons from any prior observation dates) but only if the closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date. However, if the closing price of any of the underlying shares is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 1.5-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each of the underlying shares closes at or above its respective coupon threshold level on the quarterly observation dates until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 1.5-year term of the securities and the payment at maturity may be up to 70% less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlying shares closes at or above its coupon threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others. Investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from any prior observation dates, for the quarterly periods for which each closing price is at or above the respective coupon threshold level on the related observation date.

When each of the underlying shares closes at or above its respective initial share price on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each of the underlying shares closes at or above the respective coupon threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others, and each of the underlying shares closes below its respective initial share price on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from any prior observation dates, for the quarterly periods for which each closing price is at or above the respective coupon threshold level on the related observation date.

On the final observation date, the final share price of each of the underlying shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 30% from its respective initial share price. At maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates.

June 2023 Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that each of the underlying shares closes at or above its respective coupon threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others, and each of the underlying shares closes below its respective initial share price on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from any prior observation dates, for the quarterly periods for which each closing price is at or above the respective coupon threshold level on the related observation date.

At maturity, one or more of the underlying shares have decreased by more than the buffer amount of 30% from the respective initial share price(s). Therefore, investors do not receive the contingent quarterly coupon for the final quarterly period and lose 1% of principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 30%. The payment at maturity will be less than the stated principal amount. Investors may lose up to 70% of their investment in the securities. No coupon will be paid at maturity in this scenario. Additionally, investors will not receive payment of any previously unpaid contingent quarterly coupons from any prior observation dates.

June 2023 Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices on each quarterly observation date, (2) the closing prices on each quarterly redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” beginning on page 10 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

June 2023 Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 10.

June 2023 Page 9

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the closing price of each of the underlying shares on each quarterly observation date, and the amount you will receive at maturity will be determined by reference to the final share price of each of the underlying shares on the final observation date. The actual initial share price and coupon threshold level for each of the underlying shares are set forth on the cover of this document. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Quarterly Coupon:

A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.50% per annum for each interest payment period for each applicable observation date. These hypothetical examples reflect the contingent quarterly coupon rate of 10.50% per annum (corresponding to approximately $26.25 per quarter per security*).

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing price of any of the underlying shares on the related observation date is less than its respective coupon threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing price of each of the underlying shares on such later observation date is greater than or equal to its respective coupon threshold level. You will not receive such unpaid contingent quarterly coupon if the closing price of any of the underlying shares on each subsequent observation date is less than its respective coupon threshold level.

Automatic Early Redemption:

If the closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Payment at Maturity (if the securities have not been automatically redeemed early):

If the final share price of each of the underlying shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 30% from its respective initial share price, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates.

If the final share price of any of the underlying shares has decreased by more than the buffer amount of 30% from its respective initial share price: $1,000 + [$1,000 x (share percent change of the worst performing underlying shares + 30%)]. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. However, under no circumstances will the securities pay less than the minimum payment at maturity of $300 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the XBI Shares: $80 With respect to the XLU Shares: $70 With respect to the XLE Shares: $50
Hypothetical Coupon Threshold Level:

With respect to the XBI Shares: $56, which is 70% of the hypothetical initial share price for such underlying shares

With respect to the XLU Shares: $49, which is 70% of the hypothetical initial share price for such underlying shares

With respect to the XLE Shares: $35, which is 70% of the hypothetical initial share price for such underlying shares

June 2023 Page 10

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Buffer Amount:	With respect to each of the underlying shares: 30%

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $26.25 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Closing Price			Contingent Quarterly Coupon
	XBI Shares	XLU Shares	XLE Shares
Hypothetical Observation Date 1	$65 (at or above the coupon threshold level)	$100 (at or above the coupon threshold level)	$44 (at or above the coupon threshold level)	$26.25
Hypothetical Observation Date 2	$40 (below the coupon threshold level)	$65 (at or above the coupon threshold level)	$45 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	$100 (at or above the coupon threshold level)	$30 (below the coupon threshold level)	$30 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	$90 (at or above the coupon threshold level)	$65 (at or above the coupon threshold level)	$47 (at or above the coupon threshold level)	$26.25 + $26.25 + $26.25 = $78.75
Hypothetical Observation Date 5	$45 (below the coupon threshold level)	$24 (below the coupon threshold level)	$25 (below the coupon threshold level)	$0

On hypothetical observation date 1, each of the underlying shares closes at or above its respective coupon threshold level. Therefore, a contingent quarterly coupon of $26.25 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying closes at or above its respective coupon threshold level, but one or both of the other underlying shares close below their respective coupon threshold levels. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes at or above its respective coupon threshold level. Therefore, investors receive the contingent quarterly coupon with respect to the fourth observation date as well as the previously unpaid contingent quarterly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each of the underlying shares closes below its respective coupon threshold level, and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing price of any of the underlying shares on the related observation date is less than its respective coupon threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing price of each of the underlying shares on such later observation date is greater than or equal to its respective coupon threshold level. You will not receive such unpaid contingent quarterly coupon if the closing price of any of the underlying shares on each subsequent observation date is less than its respective coupon threshold level. If the closing price of any of the underlying shares on each observation date is less than its respective coupon threshold level, you will not receive any contingent quarterly coupons for the entire term of the securities.

June 2023 Page 11

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

If the closing price of each of the underlying shares is greater than or equal to its initial share price on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Share Price			Payment at Maturity
	XBI Shares	XLU Shares	XLE Shares
Example 1:	$40 (below 70% of initial share price)	$31.50 (below 70% of initial share price)	$45 (at or above 70% of initial share price)	$1,000 + [$1,000 × (share percent change of the worst performing underlying shares + 30%)] = $1,000 × [($31.50 / $70) +30%] = $1,000 × (45% +30%) = $1,000 × (75%)= $750
Example 2:	$100 (at or above 70% of initial share price)	$60 (at or above 70% of initial share price)	$20 (below 70% of initial share price)	$1,000 + [$1,000 × (share percent change of the worst performing underlying shares + 30%)] = $1,000 × [($20 / $50) +30%] = $1,000 × (40% +30%) = $1,000 × (70%)= $700
Example 3:	$36 (below 70% of initial share price)	$28 (below 70% of initial share price)	$15 (below 70% of initial share price)	$1,000 + [$1,000 × (share percent change of the worst performing underlying shares + 30%)] = $1,000 × [($15 / $50) +30%] = $1,000 × (30% +30%) = $1,000 × (60%)= $600
Example 4:	$24 (below 70% of initial share price)	$28 (below 70% of initial share price)	$20 (below 70% of initial share price)	$1,000 + [$1,000 × (share percent change of the worst performing underlying shares + 30%)] = $1,000 × [($24 / $80) +30%] = $1,000 × (30% +30%) = $1,000 × (60%)= $600
Example 5:	$100 (at or above 70% of initial share price)	$75 (at or above 70% of initial share price)	$55 (at or above 70% of initial share price)

The stated principal amount + the contingent quarterly coupon with respect to the final observation date + any previously unpaid contingent quarterly coupons with respect to any prior observation dates.

For more information, please see above under “How to determine whether a contingent quarterly coupon is payable with respect to an observation date.”

In examples 1 and 2, the final share price(s) of one or two of the underlying shares have increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 30% from the respective initial share price(s), but the final share price(s) of one or both of the other underlying shares have decreased by an amount greater than the buffer amount of 30% from the respective initial share price. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and investors lose 1% of the principal amount for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 30%. Moreover, investors do not receive any contingent quarterly coupon for the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons from any prior observation dates.

Similarly, in examples 3 and 4, the final share price of each of the underlying shares has decreased by more than the buffer amount of 30% from its respective initial share price, and investors are exposed to the downside performance of the worst performing underlying shares beyond the buffer amount of 30%. In example 3, the XBI Shares have declined 55% from its initial

June 2023 Page 12

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

share price to its final share price, the XLU Shares have declined 60% from its initial share price to its final share price and the XLE Shares have declined 70% from their initial share price to their final share price. Therefore, investors lose 1% of principal for every 1% decline in the final share price of the XLE Shares, which represent the worst performing underlying shares in this example, from the initial share price beyond the buffer amount of 30%. In example 4, the XBI Shares have declined 70% from its initial share price to its final share price, the XLU Shares have declined 60% from its initial share price to its final share price and the XLE Shares have declined 60% from their initial share price to their final share price. Therefore, investors lose 1% of principal for every 1% decline in the final share price of the XBI Shares, which is the worst performing underlying shares in this example, from its initial share price beyond the buffer amount of 30%. Moreover, investors do not receive the contingent quarterly coupon for the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons from any prior observation dates.

In example 5, the final share price of each of the underlying shares is at or above its coupon threshold level, and each of the underlying shares has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 30% from its respective initial share price. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates. However, investors do not participate in any appreciation of the underlying shares.

If the final share price of ANY of the underlying shares has decreased by more than the buffer amount of 30% from its respective initial share price, you will be exposed to the downside performance of the worst performing underlying shares beyond the buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and up to 70%, of your investment in the securities.

June 2023 Page 13

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities provide a minimum payment at maturity of only 30% of your principal. The terms of the securities differ from those of ordinary debt securities in that they provide a minimum payment at maturity of only 30% of the stated principal amount of the securities, subject to our credit risk. If the securities have not been automatically redeemed prior to maturity, and if the final share price of any of the underlying shares has decreased by more than the buffer amount of 30% from its respective initial share price, you will lose 1% of your principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 30%. Under this scenario, the value of the payment at maturity will be less than the stated principal amount. You could lose up to 70% of your investment in the securities.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date. If the closing price of any of the underlying shares is lower than its coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the closing price of each of the underlying shares is at or above its respective coupon threshold level on any subsequent observation date, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates. Nevertheless, it is possible that the closing price of any of the underlying shares will be less than its respective coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent quarterly coupon, if any, is based on the value of each of the underlying shares on only the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing price of each of the underlying shares on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the value of each of the underlying shares on quarterly observation dates, if the closing price of any of the underlying shares on any observation date is below the coupon threshold level for such underlying shares, you will not receive the contingent quarterly coupon for the related interest period, even if the level of such underlying shares was at or above its respective coupon threshold level on other days during that interest period, or any previously unpaid contingent quarterly coupons, and even if the closing price(s) of one or both of the other underlying shares are at or above their respective coupon threshold level(s).

￭Investors will not participate in any appreciation in any of the underlying shares. Investors will not participate in any appreciation in the price of the underlying shares from their initial share prices, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the closing price of each of the underlying shares is greater than or equal to its respective coupon threshold level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available

June 2023 Page 14

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

in the market and the value of each of the underlying shares on any day, including in relation to its respective coupon threshold level and initial share price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting their respective share underlying indices,

owhether the closing price of any of the underlying shares has been below its respective coupon threshold level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying shares and their respective share underlying index or securities markets generally and which may affect the value of each of the underlying shares, odividend rates on the stocks constituting the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying shares and changes in the constituent stocks of the underlying shares and the share underlying indices,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any of the underlying shares has closed near or below its coupon threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any of the underlying shares based on its historical performance. The value of any of the underlying shares may decrease and be below the respective coupon threshold level for such underlying shares on each observation date so that you will receive no return on your investment, and any or all of the underlying shares may decrease by more than the buffer amount of 30% from the respective initial share price(s) on the final observation date so that you will lose some or a significant portion of your initial investment in the securities. There can be no assurance that the closing price of each of the underlying shares will be at or above the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will not have declined by more than the buffer amount of 30% from its respective initial share price on the final observation date so that you do not suffer a loss on your initial investment in the securities. See “SPDR® S&P® Biotech ETF Overview,” “Utilities Select Sector SPDR® Fund Overview” and “Energy Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

June 2023 Page 15

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 1.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

June 2023 Page 16

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares or the share underlying indices as well as in other instruments related to the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of any of the underlying shares and, therefore, could increase (i) the value at or above which such underlying shares must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the value at or above which such underlying shares must close on each observation date in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlying shares) and (iii) the value at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity (depending also on the performance of the other underlying shares).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price and coupon threshold level for each of the underlying shares, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether you receive any previously unpaid contingent quarterly coupons, whether the securities will be redeemed on any early redemption date and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to an adjustment factor or calculation of the closing price of any of the underlying shares in the event of a market disruption event or discontinuance of the share underlying indices. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alternation of Method of Calculation,”

June 2023 Page 17

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

“Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Antidilution Adjustments” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares, with respect to both the contingent quarterly coupons, if any, and the payment at maturity. Your return on the securities is not linked to a basket consisting of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent quarterly coupons, each of the underlying shares must close at or above its respective coupon threshold level on the applicable observation date. In addition, if the securities have not been automatically redeemed

June 2023 Page 18

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

early and if the final share price of any of the underlying shares has decreased by more than the buffer amount of 30% from its respective initial share price, investors will lose 1% of principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 30%, even if one or both of the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlying shares, it is more likely that any of the underlying shares will close below its coupon threshold level on any observation date and decline by more than the buffer amount at maturity, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a loss on your investment. In addition, because each of the underlying shares must close above its initial share price on a quarterly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the biotechnology sector. The stocks included in the S&P® Biotechnology Select Industry™ Index and that are generally tracked by the SPDR® S&P® Biotech ETF are stocks of companies primarily engaged in research, development, manufacturing and/or marketing of products based on genetic analysis and genetic engineering. Because the value of the securities is linked to the performance of the underlying shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the biotechnology sector. Industry-specific risks to which companies in the biotechnology sector are subject may include the following:

oAfter spending heavily on research and development, their products or services may not prove commercially successful or may become obsolete quickly;

oThe biotechnology industry may be subject to greater governmental regulation than other industries, and changes in governmental policies and the need for regulatory approvals may have a material adverse effect on the industry;

oCompanies in the biotechnology industry are subject to risks arising from new technologies and competitive pressures; and

oCompanies in the biotechnology industry are heavily dependent on patents and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies.

oThe XBI Shares may be subject to increased price volatility as it is linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. The price of the XBI Shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the XLE Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the

June 2023 Page 19

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the underlying shares or the share underlying indices could adversely affect the value of the securities. The investment adviser to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its

June 2023 Page 20

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the respective share underlying index. The publisher may add, delete or substitute the stocks constituting the respective share underlying index or make other methodological changes that could change the level of such share underlying index. The publisher of each of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the share underlying index and, consequently, the value of the securities.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each of the underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each of the underlying shares or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

June 2023 Page 21

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

SPDR® S&P® Biotech ETF Overview

The SPDR® S&P® Biotech ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Biotechnology Select Industry™ Index. SPDR® Series Trust (the “Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Biotech ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Biotech ETF is accurate or complete.

Information as of market close on June 23, 2023:

Bloomberg Ticker Symbol:	XBI UP	52 Week High (on 8/15/2022):	$94.90
Current Share Price:	$85.12	52 Week Low (on 3/22/2023):	$73.13
52 Weeks Ago:	$76.23

The following graph sets forth the daily closing prices of the XBI Shares for the period from January 1, 2018 through June 23, 2023. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XBI Shares for each quarter for the period from January 1, 2018 through June 23, 2023. The closing price of the XBI Shares on June 23, 2023 was $85.12. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XBI Shares have at times experienced periods of high volatility, and you should not take the historical values of the XBI Shares as an indication of its future performance.

XBI Shares Daily Closing Prices January 1, 2018 to June 23, 2023

* The red solid line indicates the coupon threshold level, which is 70% of the initial share price.

June 2023 Page 22

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

SPDR® S&P® Biotech ETF (CUSIP: 78464A870)	High	Low	Period End
2018
First Quarter	97.03	85.31	87.73
Second Quarter	101.15	82.90	95.19
Third Quarter	100.84	93.08	95.87
Fourth Quarter	94.90	65.42	71.75
2019
First Quarter	91.92	71.21	90.54
Second Quarter	93.80	79.44	87.71
Third Quarter	88.89	76.25	76.25
Fourth Quarter	98.46	74.65	95.11
2020
First Quarter	98.35	65.95	77.44
Second Quarter	114.17	73.26	111.95
Third Quarter	120.36	103.87	111.43
Fourth Quarter	151.14	110.36	140.78
2021
First Quarter	173.99	129.36	135.65
Second Quarter	139.69	122.48	135.40
Third Quarter	138.49	118.69	125.71
Fourth Quarter	134.15	108.77	111.96
2022
First Quarter	115.44	81.07	89.88
Second Quarter	96.09	62.81	74.27
Third Quarter	94.90	75.06	79.32
Fourth Quarter	85.66	76.72	83.00
2023
First Quarter	91.97	73.13	76.21
Second Quarter (through June 23, 2023)	90.23	75.38	85.12

This document relates only to the securities referenced hereby and does not relate to the XBI Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XBI Shares (and therefore the price of the XBI Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XBI Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XBI Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XBI Shares.

“Standard & Poor’s®”, “S&P®”, “SPDR®” and “S&P® Biotechnology Select Industry™ Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no representations or warranties to the owners of the securities or

June 2023 Page 23

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

any member of the public regarding the advisability of investing in the securities. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P® Biotechnology Select Industry™ Index. The S&P® Biotechnology Select Industry™ Index (Bloomberg ticker SPSIBI) is managed by S&P Dow Jones Indices LLC and is a modified equally weighted index that is designed to measure the performance of stocks in the S&P Total Market Index that are classified under the Global Industry Classification Standard (“GICS®”) biotechnology sub-industry.

June 2023 Page 24

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Utilities Select Sector SPDR® Fund Overview

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLU Shares is accurate or complete.

Information as of market close on June 23, 2023:

Bloomberg Ticker Symbol:	XLU UP	52 Week High (on 9/12/2022):	$78.12
Current Share Price:	$65.03	52 Week Low (on 10/12/2022):	$61.52
52 Weeks Ago:	$67.83

The following graph sets forth the daily closing prices of the XLU Shares for the period from January 1, 2018 through June 23, 2023. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XLU Shares for each quarter for the period from January 1, 2018 through June 23, 2023. The closing price of the XLU Shares on June 23, 2023 was $65.03. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLU Shares have at times experienced periods of high volatility, and you should not take the historical values of the XLU Shares as an indication of its future performance.

XLU Shares Daily Closing Prices January 1, 2018 to June 23, 2023

* The red solid line indicates the coupon threshold level, which is 70% of the initial share price.

June 2023 Page 25

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High	Low	Period End
2018
First Quarter	52.19	47.56	50.53
Second Quarter	51.96	48.37	51.96
Third Quarter	54.77	51.36	52.65
Fourth Quarter	56.93	51.56	52.92
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter	64.82	61.37	64.62
2020
First Quarter	70.98	44.93	55.41
Second Quarter	62.83	51.79	56.43
Third Quarter	61.49	56.70	59.38
Fourth Quarter	66.76	59.98	62.70
2021
First Quarter	64.15	58.36	64.04
Second Quarter	67.72	63.23	63.23
Third Quarter	70.07	63.56	63.88
Fourth Quarter	71.58	63.88	71.58
2022
First Quarter	74.54	65.03	74.46
Second Quarter	76.96	64.87	70.13
Third Quarter	78.12	65.51	65.51
Fourth Quarter	72.67	61.52	70.50
2023
First Quarter	72.08	63.70	67.69
Second Quarter (through June 23, 2023)	69.97	64.34	65.03

This document relates only to the securities referenced hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of

June 2023 Page 26

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Utilities Select Sector Index. The Utilities Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes companies in the following industries: (i) electric utilities, gas utilities, multi-utilities and water utilities and (ii) independent power and renewable electricity producers. See “The Utilities Select Sector Index” in the accompanying index supplement.

June 2023 Page 27

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLE Shares is accurate or complete.

Information as of market close on June 23, 2023:

Bloomberg Ticker Symbol:	XLE UP	52 Week High (on 11/15/2022):	$94.08
Current Share Price:	$77.36	52 Week Low (on 7/14/2022):	$67.49
52 Weeks Ago:	$70.66

The following graph sets forth the daily closing prices of the XLE Shares for the period from January 1, 2018 through June 23, 2023. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XLE Shares for each quarter for the period from January 1, 2018 through June 23, 2023. The closing price of the XLE Shares on June 23, 2023 was $77.36. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLE Shares have at times experienced periods of high volatility, and you should not take the historical prices of the XLE Shares as an indication of their future performance.

XLE Shares Daily Closing Prices January 1, 2018 to June 23, 2023

* The red solid line indicates the coupon threshold level, which is 70% of the initial share price.

June 2023 Page 28

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Energy Select Sector SPDR® Fund (CUSIP: 81369Y506)	High ($)	Low ($)	Period End ($)
2018
First Quarter	78.03	66.02	67.41
Second Quarter	78.91	66.06	75.94
Third Quarter	77.37	71.91	75.74
Fourth Quarter	77.79	53.84	57.35
2019
First Quarter	67.29	57.90	66.12
Second Quarter	68.61	58.77	63.71
Third Quarter	64.44	55.85	59.20
Fourth Quarter	61.99	55.90	60.04
2020
First Quarter	60.87	23.57	29.06
Second Quarter	46.86	27.62	37.85
Third Quarter	38.58	29.95	29.95
Fourth Quarter	41.60	27.71	37.90
2021
First Quarter	53.57	37.96	49.06
Second Quarter	56.19	47.07	53.87
Third Quarter	54.81	45.79	52.09
Fourth Quarter	59.14	53.01	55.50
2022
First Quarter	78.75	57.22	76.44
Second Quarter	92.28	70.66	71.51
Third Quarter	84.09	67.49	72.02
Fourth Quarter	94.08	76.09	87.47
2023
First Quarter	93.11	76.97	82.83
Second Quarter (through June 23, 2023)	87.23	76.59	77.36

This document relates only to the securities referenced hereby and does not relate to the XLE Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no

June 2023 Page 29

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Energy Select Sector Index. The Energy Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services. See “Energy Select Sector Index” in the accompanying index supplement.

June 2023 Page 30

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due December 27, 2024

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying indices:

With respect to the XBI Shares, the S&P® Biotechnology Select Industry™ Index

With respect to the XLU Shares, the S&P® Utilities Select Sector Index

With respect to the XLE Shares, the S&P® Energy Select Sector Index

Share underlying index publishers:

With respect to the XBI Shares, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the XLU Shares, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the XLE Shares, S&P Dow Jones Indices LLC, or any successor thereof.

Interest period:	Quarterly
Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to any of the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early

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Principal at Risk Securities

redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the Utilities Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Principal at Risk Securities

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were

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Principal at Risk Securities

successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

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Principal at Risk Securities

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

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Principal at Risk Securities

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or more of the underlying shares and, as a result, could increase (i) the value at or above which such underlying shares must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the value at or above which such underlying shares must close on each observation date in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlying shares) and (iii) the value at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying shares).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of	MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $993.50 per security, for further sale to certain fee-based advisory accounts at the

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interest:

price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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